UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2011

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	001-34765	27-6715889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 Hidden Lake Road, Building A Brattleboro, Vermont 05301
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (802) 257-1617

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.  Entry into a Material Definitive Agreement.

Teucrium Trading, LLC (the “Company”), sponsor of the Teucrium Soybean Fund (the “Fund”), the Teucrium Commodity Trust (the “Registrant”) and Foreside Fund Services, LLC (“Foreside”) are parties to an Amended and Restated Distribution Services Agreement dated as of November 17, 2010 (the “Distribution Agreement”), which amended and restated in its entirety a Distribution Services Agreement between the Company, the Registrant and Foreside dated as of October 15, 2010.  Pursuant to the Distribution Agreement, Foreside, together with The Bank of New York Mellon, is required to provide services in connection with the receipt and processing of orders for creation baskets and redemption baskets of units of the funds that are series of the Registrant, including the Fund.  The Distribution Agreement, as amended, remains in full force and effect between the parties.

The Distribution Agreement was most recently amended on October 1, 2011 and was previously amended on May 25, 2011.  The first amendment to the Distribution Agreement, dated May 25, 2011, provided for it to apply to additional series of the Registrant and revised the fee schedule, including the specific fees and expenses allocable to the Fund and each of the funds that are series of the Registrant.

The second amendment further amended the Distribution Agreement to make conforming changes to reflect the change in the marketing relationship between the Company, the Registrant and Foreside resulting from the termination of the Distribution Consulting and Marketing Services Agreement, as discussed below.  In addition, the second amendment revised the fee schedule between the parties, including the specific fees and expenses allocable to the Fund and each fund that is a series of the Registrant.  Such fees include a one-time service transition fee and certain fixed and asset-based fees that are payable on a monthly basis.

The Company, the Registrant and Foreside are also parties to a Securities Activities and Services Agreement, as amended from time to time (the “SASA”), pursuant to which certain employees and officers of the Company are licensed as registered representatives or registered principals of Foreside under FINRA rules.  For additional information about the SASA, please refer to Post-Effective Amendment No. 1 to the Teucrium Commodity Trust Registration Statement on Form S-1/A (File No. 333-167590), filed with the Securities and Exchange Commission on June 3, 2011.

Item 1.02.  Termination of a Material Definitive Agreement.

As of October 1, 2011, the Company, the Registrant and Foreside entered into a letter agreement to terminate the Distribution Consulting and Marketing Services Agreement dated as of September 17, 2010 (the “Marketing Agreement”) between the parties.

Pursuant to the Marketing Agreement, Foreside was responsible for (1) marketing the Fund and other funds that are series of the Registrant to financial intermediaries and increasing financial intermediaries’ awareness of the Fund and other funds that are series of the Registrant; (2) assisting with the market positioning of the Fund and other funds that are series of the Registrant; (3) attending relevant industry conferences as appropriate; and (4) deploying sales team resources, as needed, to target markets.

The parties decided to terminate the Marketing Agreement to allow for the Company to have increased flexibility in the marketing of the Fund and other funds that are series of the Registrant.  As of October 1, 2011, the tasks previously performed by Foreside under the Marketing Agreement will be performed by the Company and/or its designee, as may be determined by the Company from time to time, on behalf of the Fund and each of the other funds that are series of the Registrant.  Neither the Company nor the Registrant incurred any material early termination penalties in connection with the termination of the Marketing Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.2(1)	Amended and Restated Distribution Services Agreement
10.2(2)	Amendment to Amended and Restated Distribution Services Agreement
10.2(3)	Second Amendment to Amended and Restated Distribution Services Agreement

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor
Date: October 31, 2011	By:	/s/ Dale Riker
Name: Dale Riker
Title: Chief Executive Officer and Secretary

Exhibit No.	Description

10.2(1)	Amended and Restated Distribution Services Agreement
10.2(2)	Amendment to Amended and Restated Distribution Services Agreement
10.2(3)	Second Amendment to Amended and Restated Distribution Services Agreement